UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2022

Sunnyside Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55005	46-3001280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 Main Street, Irvington, New York	10533
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 591-8000

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 1, 2022 (the “Closing Date”), Vecta Partners LLC (formerly known as Rhodium BA Holdings LLC), a Delaware limited liability company (“Vecta Partners”), completed the previously announced acquisition of Sunnyside Bancorp, Inc., a Maryland corporation (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of June 16, 2021, as amended on August 26, 2021 (the “Merger Agreement”), by and among Vecta Partners, Rhodium BA Merger Sub, Inc., a Maryland corporation (“Merger Sub”), Mark Silber, the Company, and Sunnyside Federal Savings and Loan Association of Irvington, a federally-chartered savings and loan association and the wholly-owned subsidiary of the Company (“Sunnyside Federal”). Pursuant to the Merger Agreement and subject to the terms and conditions thereof, on the Closing Date, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Vecta Partners.

Pursuant to the Merger Agreement and by virtue of the Merger, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares held by OppCapital Associates LLC, an affiliate of Vecta Partners, as well as shares in trust accounts, managed accounts and the like for the benefit of customers, or as a result of debts previously contracted) was converted into the right to receive $20.25 in cash, without interest (the “Merger Consideration”). At the Effective Time, with the exception of certain employee stock ownership plan loans that were satisfied prior to the Effective Time, there were no options, warrants or other similar rights, convertible or exchangeable securities, “phantom stock” rights, stock appreciation rights, stock options, stock-based performance units, agreements, arrangements, commitments, or understandings, in each case, to which Company or any of its subsidiaries is a party.

The foregoing description of the Merger and the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 16, 2021, as amended by the amendment filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 26, 2021, and which is incorporated by reference in this Item 2.01.

Vecta Partners used cash on hand to finance the Merger.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, the Common Stock of the Company ceased being quoted on the OTC Pink Marketplace.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information contained in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger on the Effective Date, June 1, 2022, a change in control of the Company occurred and the Company became a wholly-owned subsidiary of Vecta Partners. Vecta Partners used cash on hand to finance the Merger.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

In connection with the Merger, each of the following directors of the Company resigned and ceased to be a director of the Company (and corresponding committees as indicated) upon the Effective Time: Timothy D. Sullivan, Gerardina Mirtuono, Deborah J. Elliot (Compensation Committee, Audit Committee), William Boeckelman (Compensation Committee, Audit Committee, Nominating Committee), and Walter Montgomery (Compensation Committee, Audit Committee, Nominating Committee).

Pursuant to the Merger Agreement, upon the Effective Time, the following individuals became directors of the Company: Mark Silber, Robert Geyer, Joseph Mormak, John Leo, and Fredrick Schulman. Mr. Schulman was appointed to serve as Chairman of the Board. Committee members will be appointed pursuant to the committee charters adopted by the Board of Directors.

For their service on the Board of Directors of the Company, each of Messrs. Silber, Geyer, Mormak, and Leo will receive compensation as a director in accordance with the Company’s non-employee director compensation practices described under the “Director Fees” section of Item 11 (Executive Compensation) of Amendment No. 1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 27, 2022.

There is no arrangement or understanding between Messrs. Silber, Geyer, Mormak, Leo, and Schulman and any other person pursuant to which any of the forgoing were appointed as a director. Messrs. Silber, Geyer, Mormak, Leo, and Schulman do not have a direct or indirect material interest in any other transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure and Appointment of Officers

In connection with the Merger, as of the Effective Time, Timothy D. Sullivan, the President and Chief Executive Officer of the Company immediately prior to the Effective Time, resigned and ceased to be an officer of the Company. Upon the Effective Time, Mr. Schulman was appointed as President and Chief Executive Officer of the Company and Mr. Leo was appointed as Secretary and Treasurer of the Company.

Fredrick Schulman has over 35 years of experience as an investment banker, business and real estate principal, and attorney, and has developed substantial expertise in corporate, commercial, and real estate finance. Mr. Schulman was the former Chairman of the Board for New Bank, a profitable and successful community bank in the New York City marketplace specializing in small business lending solutions. New Bank received the U.S. Small Business Administration’s Pinnacle Award, the highest award issued by the Small Business Administration, for the past nine consecutive years. Mr. Schulman is also a Managing Partner of Rhodium Capital Advisors, a New York-based fully integrated real estate investment firm with a primary focus on the preservation, acquisition, and management of affordable housing across the United States. No compensation agreement or arrangement has been entered into with Mr. Schulman in connection with his appointment. The Board may enter into a compensation agreement or arrangement with Mr. Schulman, and/or award such other cash and/or equity incentive compensation to Mr. Schulman in the future as it determines to be appropriate for the services that Mr. Schulman is providing to the Company.

Mr. Schulman has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Schulman and any other person pursuant to which Mr. Schulman was named President and Chief Executive Officer of the Company.

Item 7.01. Regulation FD Disclosure.

On June 2, 2022, the Company issued a press release announcing the completion of the Merger, described above in Item 2.01. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 16, 2021, by and among Rhodium BA Holdings LLC, Rhodium BA Merger Sub, Inc., Mark Silber, Sunnyside Bancorp, Inc. and Sunnyside Federal Savings and Loan Association of Irvington (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on June 16, 2021).
2.2	Amendment, dated as of August 26, 2021, to the Agreement and Plan of Merger, dated as of June 16, 2021, by and among Rhodium BA Holdings LLC, Rhodium BA Merger Sub, Inc., Mark Silber, Sunnyside Bancorp, Inc. and Sunnyside Federal Savings and Loan Association of Irvington (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on August 26, 2021).
99.1	Press Release, dated June 2, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNYSIDE BANCORP, INC.

Dated: June 3, 2022	By:	/s/ Fredrick Schulman
	Name:	Fredrick Schulman
	Title:	Chairman, President and Chief Executive Officer